United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 20, 2026

Neuphoria Therapeutics Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State Or Other Jurisdiction of Incorporation)

001-41157	99-3845449
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Summit Dr, Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

(339) 240-6066

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	NEUP	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Merger Agreement

On July 23, 2026, Neuphoria Therapeutics Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Scancell Holdings plc, a public limited company incorporated under the laws of England and Wales (“Parent”), and Scancell Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”). Upon the terms and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as an indirect wholly owned subsidiary of Parent (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”). All defined terms used in this summary of the Merger Agreement that are not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of the Company, par value $0.00001 per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time, other than excluded shares, will be converted into the right to receive (i) a number of American Depositary Shares of Parent (“Parent ADSs”) equal to the exchange ratio determined in accordance with the Merger Agreement (the “Equity Consideration”) and (ii) one contingent value right (each, a “CVR” and, together with the Equity Consideration, the “Merger Consideration”).

Pursuant to the Merger Agreement, the exchange ratio (the “Exchange Ratio”) is calculated upon the Effective Time, on a pro forma basis and based upon the number of Parent ADSs expected to be issued in connection with the Merger and the PIPE Financing. Pre-Merger stockholders of the Company (other than Subscribers in the PIPE Financing) are expected to own approximately 11.1% of the combined company, pre-Merger shareholders of Parent will own approximately 64.9% of the combined company and the Subscribers in the PIPE Financing are expected to hold approximately 17.3% (assuming gross proceeds from the PIPE Financing of $38.6 million), in each case calculated on a fully diluted basis, using the treasury stock method, and subject to certain assumptions, including (i) the Parent Valuation of $144,612,002, (ii) the Company Valuation of $24,598,949, and (iii) the relative capitalization of Parent and the Company, as determined in accordance with the Exchange Ratio formula set forth in the Merger Agreement. The Exchange Ratio and related share counts are subject to customary anti-dilution adjustment for stock splits or similar events (including Parent’s planned reverse share split) between signing and closing, and no fractional Parent ADSs will be issued, with fractional entitlements rounded to the nearest whole ADS.

The Merger Agreement contains representations and warranties of the parties regarding their respective businesses. The Merger Agreement also contains certain covenants made by each of the Company and Parent, including non-solicitation restrictions binding each party (and subject to certain exceptions as further described in the Merger Agreement) and its representatives and restrictions on the operation of each party’s business between the date of the Merger Agreement and the Effective Time.

In connection with the Merger, the parties will prepare and Parent will cause to be filed with the SEC a registration statement on Form F-4, which will contain a proxy statement relating to the Company Stockholder Meeting (the “Proxy Statement/Prospectus”), to register the Parent ADSs and the Parent Ordinary Shares represented thereby to be issued pursuant to the Merger (the “Form F-4”). The Company will seek the approval of the Company’s stockholders at the Company Stockholder Meeting, which will be called for the purpose of voting on the adoption of the Merger Agreement (the “Company Stockholder Approval”). In addition, Parent will seek the approval of Parent’s shareholders at the Parent Shareholder Meeting, which will encompass resolutions required under the Companies Act 2006 to implement the Merger and the Concurrent Financing, including, among other matters: (i) the allotment of the Parent Consideration Shares to be issued to stockholders of the Company in connection with the Merger; (ii) the AIM Reverse Split at a ratio to be mutually agreed upon by Parent and the Company, to be effected prior to the Closing; and (iii) the allotment of Parent Ordinary Shares and Non-Voting Ordinary Shares in connection with the Concurrent Financing (the “Parent Shareholder Approval”).

In the event the Company Board of Directors makes a Company Board Adverse Recommendation Change (as defined in the Merger Agreement) as a result of a Superior Offer (as defined in the Merger Agreement), the Company will remain obligated to hold the stockholder meeting to seek the Company vote on the Company Stockholder Approval under the terms of the Merger Agreement and may not terminate the Merger Agreement in order to enter into an agreement with respect to such Superior Offer.

The completion of the Merger is subject to customary closing conditions, including, among others, (i) the Company Stockholder Approval and the Parent Shareholder Approval; (ii) approval of the Nasdaq listing of the Parent ADSs (and the Parent Ordinary Shares represented thereby); (iii) Subscription Agreements remaining in full force and effect and Parent receiving not less than $75.0 million in gross cash proceeds from the concurrent financing prior to or substantially simultaneously with the closing; (iv) effectiveness of the Form F-4; (v) circulation of the Parent Circular to Parent’s shareholders; (vi) Closing Net Cash of at least $10,000,000 as of December 31, 2026 or at the Closing, whichever occurs earlier; (vii) receipt by Parent of certain required third-party consents; and (viii) execution and delivery by the applicable signatories of the Company Lock-Up Agreements and the Parent Lock-Up Agreements, each of which shall be in full force and effect as of immediately following the Effective Time.

The Merger Agreement contains certain termination rights for the Company and Parent, including termination by mutual written agreement, by either party if the Merger has not been consummated by February 28, 2027, subject to a 60-day extension if the SEC has not declared the Form F-4 effective, by either party if a final and non-appealable governmental order permanently enjoins or prohibits the Merger, by either party if the Company stockholder approval or Parent Shareholder Approval is not obtained, by Parent in certain circumstances involving a Company adverse recommendation change or material breach of the Company’s no-solicitation obligations, and by either party for certain uncured breaches by the other party.

If the Merger Agreement is terminated due to the failure to obtain the Company Stockholder Approval at the Company Stockholder Meeting, the Company may be required to pay to Parent a Company No Vote Payment, equal to Parent’s aggregate fees and expenses reasonably incurred in connection with the transactions contemplated by the Merger Agreement. Similarly, if the Merger Agreement is terminated due to the failure to obtain the Parent Shareholder Approval at the Parent Shareholder Meeting, Parent may be required to pay to the Company a Parent No Vote Payment, equal to the Company’s aggregate fees and expenses reasonably incurred in connection with the transactions contemplated by the Merger Agreement.

Voting and Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, certain stockholders of the Company, including all directors and officers and certain other significant holders of common stock, entered into voting and support agreements with Parent and Merger Sub (the “Company Voting Agreements”).

Under the Company Voting Agreements, each securityholder agreed, among other things, not to transfer covered securities or enter into voting trusts or similar arrangements with respect to covered securities, subject to customary permitted transfers, and to appear at stockholder meetings for quorum purposes and vote the covered securities in favor of the Merger Agreement and the Transactions and any related adjournment proposal, and against competing acquisition proposals and other actions, proposals, transactions or agreements that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions. Each such securityholder also granted Parent an irrevocable proxy to vote the Subject Securities (as defined below) consistent with these obligations, agreed to customary non-solicitation, confidentiality, no-litigation and further-assurances covenants, and made customary representations and warranties regarding its ownership of and authority over the Subject Securities.

The Company Voting Agreements terminate automatically upon the earliest of the Effective Time, termination of the Merger Agreement in accordance with its terms, certain amendments, waivers, supplements or changes to the Merger Agreement made without the applicable securityholder’s prior written consent that decrease or change the form of consideration or otherwise materially and adversely affect such securityholder, a Company Adverse Recommendation Change, or the date and time set forth in a written agreement of Parent and the applicable securityholder.

Concurrently with the execution of the Merger Agreement, certain shareholders and all directors of Parent entered into a voting and support deed with Parent, Merger Sub and the Company (the “Parent Voting and Support Deed”), covering the ordinary shares of Parent held by such shareholder together with any additional Parent or Company securities acquired during the term of the deed (the “Subject Securities”).

Under the Parent Voting and Support Deed, each securityholder agreed, among other things, not to transfer the Subject Securities or enter into voting trusts, proxies, or similar arrangements with respect to them, subject to customary permitted transfers to estate-planning or charitable transferees, affiliated entities, or other transferees who agree to be bound by the deed. Each such securityholder also agreed to appear (in person or by proxy) at Parent shareholder meetings for quorum purposes and to vote the Subject Securities in favor of the Parent Shareholder Approval and any related adjournment proposal, and against any action that could reasonably be expected to breach Parent’s or each such securityholder’s obligations under the Merger Agreement or the deed, and any other action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely consummation of the transactions or change the voting rights of Parent’s shares. Each such securityholder also granted Parent an irrevocable proxy to vote the Subject Securities consistent with these obligations, agreed to customary non-solicitation, confidentiality, no-litigation and further-assurances covenants, and made customary representations and warranties regarding its ownership of and authority over the Subject Securities.

The Parent Voting and Support Deed terminates automatically upon the earliest of the Effective Time, termination of the Merger Agreement in accordance with its terms, as to a given securityholder, any amendment, waiver, supplement or change to the Merger Agreement made without that securityholder’s prior written consent that materially and adversely affects such securityholder, a Parent Adverse Recommendation Change, or the date and time set forth in a written agreement between Parent and the applicable securityholder.

At the Effective Time, certain directors, officers and stockholders of the Company and Parent, are expected to enter into lock-up agreements (the “Lock-Up Agreements”). Pursuant to the Lock-Up Agreements, subject to specified exceptions, the applicable signatories are expected to accept restrictions on transfers of Parent ADSs and any Parent ordinary shares represented thereby that are beneficially owned by such persons or received in connection with the Merger for the restricted period specified in the applicable Lock-Up Agreement.

Contingent Value Rights Agreement

At or prior to the Effective Time, Parent is expected to enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with a rights agent (the “Rights Agent”). Pursuant to the CVR Agreement, the initial holders will be the holders of Company Common Stock as of the close of business on the last business day prior to the day on which the Effective Time occurs, and one CVR will be issued with respect to each share of Company Common Stock outstanding as of such record date.

Each CVR represents a contractual right to receive a pro rata share of CVR payments, if any, equal to 100% of the net proceeds actually received by Parent or its affiliates (i) under the Company’s research collaboration and licence agreement with Merck Sharp & Dohme Corp. for a period of 15 years from Completion; (ii) under the Participants Agreement and associated CRC Commercialisation License Agreements (including the existing licence agreement with Pfizer relating to KAT6), for a period of 15 years from Completion; (iii) pursuant to any monetization of certain of the Company’s intellectual property rights within the applicable timeframe as set out in the CVR Agreement; and (iv) in respect of an Australian R&D tax credit of the Company in respect of the year ended June 30, 2026. The CVR Agreement defines gross proceeds to include upfront, milestone, royalty and other payments received under the applicable Partner Agreements (as defined in the CVR Agreement), subject to the exclusions and deductions described in the CVR Agreement.The CVRs will not be evidenced by certificates or other instruments, will not have voting or dividend rights, will not bear interest, will not represent any equity, loan capital or ownership interest in Parent or any of its affiliates and will not be listed on any quotation system or traded on any securities exchange. The CVRs will be non-transferable except through limited permitted transfers, and there can be no assurance that any CVR holder will receive any payment pursuant to the CVR Agreement.

Subscription Agreements

In connection with the Merger Agreement, Parent entered into subscription agreements (each, a “Subscription Agreement” and collectively, the “Subscription Agreements”) with certain investors (each, a “Subscriber”), pursuant to which each Subscriber agreed to purchase, and Parent agreed to issue and sell, Parent ADSs and/or voting and/or non-voting ordinary shares of Parent, par value £0.001 per share (the “Ordinary Shares”, “Non-Voting Ordinary Shares” and, together with the Parent ADSs, the “PIPE Securities”), at a purchase price of $0.1205 per PIPE Security (the “Placement Price”), in a private placement (the “PIPE Financing”) to be consummated prior to or concurrently with the closing of the Merger. The closing of the PIPE Financing is contingent upon, and will occur on the date of, the closing of the Merger, and is subject to customary closing conditions.

Parent has agreed, within thirty (30) calendar days after the closing of the Merger, to file with the SEC a registration statement registering the resale of the PIPE Securities and to use commercially reasonable efforts to cause it to become effective as soon as practicable thereafter. Each Subscription Agreement will automatically terminate, and the related PIPE Securities will not be issued, upon the earliest of the mutual written agreement of the parties to terminate, the termination of the Merger Agreement in accordance with its terms, the failure of the applicable closing conditions to be satisfied or waived as of the closing date, or written notice of termination by either party if the transactions contemplated by the Subscription Agreement have not been consummated by the End Date.

UK Placing and Retail Offer

Concurrently with the signing of the Merger Agreement, Parent has entered into a placing agreement with Panmure Liberum Limited (the “Placing Agreement” and the “UK Placement Agent”) in connection with a proposed equity raise of approximately $12.0 million (c.£9.0 million) via a placing of new Ordinary Shares via an accelerated bookbuild process with select new and existing UK institutional investors at the GBP equivalent of the Placement Price (the “UK Placing”). In addition, Parent has entered into a retail offer agreement with Winterflood, a division of Marex Financial, to conduct a retail offer (the “Retail Offer”) via the Winterflood Retail Access Platform at the GBP equivalent of the Placement Price to raise up to a further $3.0 million (c.£2.3 million), open to existing shareholders of Parent and new qualifying UK retail investors. The UK Placing and the Retail Offer will each be effected pursuant to Parent’s existing share capital authorities. Neither the UK Placing nor the Retail Offer is conditional upon completion of the Merger and the PIPE Financing. The UK Placing and the Retail Offer are expected to complete, and the new Ordinary Shares will be admitted to trading on AIM, a market of the London Stock Exchange, on July 28, 2026.

Warrant Amendment Letter Agreement

On July 20, 2026, the Company entered into a letter agreement (the “Warrant Letter Agreement”) with Armistice Capital Master Fund Ltd. (“Armistice”), the holder of a Common Stock Purchase Warrant issued by the Company to Armistice on December 24, 2024 (the “Warrant”).

Pursuant to the Warrant Letter Agreement, the parties agreed that, if the “Black Scholes Value” (as defined in the Warrant) otherwise payable to Armistice upon exercise of the “Cash-Out Right” (as defined in the Warrant) in connection with the Merger exceeds $3,500,000, the amount of such excess (the “Excess Amount”) will be payable to Armistice, at its option and in lieu of cash, in the form of Parent ordinary shares, Parent ADSs, warrants to purchase Parent ordinary shares or Parent ADSs, or a combination thereof (the “Warrant Equity Consideration”). The number of Parent ordinary shares constituting or underlying the Warrant Equity Consideration will equal the Excess Amount (or the portion thereof paid as Warrant Equity Consideration) divided by the Parent Per Share Price (as defined in the Merger Agreement), multiplied by 125%. Except as expressly modified by the Warrant Letter Agreement, all other terms and conditions of the Warrant remain unmodified and in full force and effect.

The foregoing descriptions of the Merger Agreement, the Company Voting Agreements, the Parent Voting and Support Deed, the Lock-Up Agreements, the CVR Agreement, the Subscription Agreements and the Warrant Letter Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, the form of Voting Agreement, the form of Parent Voting and Support Deed, the form of Lock-Up Agreement, the form of CVR Agreement, the form of Subscription Agreement with institutional investors, the form of Subscription Agreement with individual investors and the Warrant Letter Agreement, copies or forms of which are filed as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

To the extent required by this Item, the information included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 23, 2026, the Company and Parent issued a joint press release announcing the entry into the Merger Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

Furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference is an investor presentation that Parent has prepared for use in connection with the PIPE Financing.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Additional Information About the Proposed Transactions and Where to Find It

The proposed Transactions will be submitted to stockholders of the Company for their consideration. Parent intends to file a registration statement on Form F-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), which will include a definitive proxy statement to be distributed to the Company’s stockholders in connection with the Company’s solicitation of proxies for the vote by the Company’s stockholders in connection with the proposed Transactions and other matters to be described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to the Company’s stockholders in connection with the completion of the proposed Transactions. After the Registration Statement has been filed and declared effective by the SEC, a definitive proxy statement/prospectus and other relevant documents will be mailed to the Company’s stockholders as of the record date established for voting on the proposed Transactions.

BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE FORM F-4, THE PROXY STATEMENT/PROSPECTUS, AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF SCANCELL AND NEUPHORIA WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SCANCELL, NEUPHORIA, THE PROPOSED MERGER AND RELATED MATTERS.

Investors and security holders will be able to read the F-4, the proxy statement/prospectus and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the documents on Parent’s website at http://scancell.co.uk/ (for documents filed with the SEC by Scancell) or on the Company’s website at https://www.neuphoriatx.com/ (for documents filed with the SEC by Neuphoria)

Participants in the Solicitation

The Company, Parent and their respective directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the security holders of the Company and Parent, respectively, in connection with the proposed Merger. Stockholders may obtain information regarding the names, affiliations and interests of the Company’s directors and officers in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, which was filed with the SEC on September 29, 2025, and its definitive proxy statement on Schedule 14A for the 2025 annual meeting of stockholders, which was filed with the SEC on November 24, 2025. To the extent the holdings of the Company’s securities by its directors and executive officers have changed since the amounts set forth in the Company’s proxy statement for its 2025 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the names, affiliations and interests of Parent’s directors and officers is contained in Parent’s Annual Report for the fiscal year ended April 30, 2025 and can be obtained free of charge on its website at http://scancell.co.uk/ or on the London Stock Exchange website at www.londonstockexchange.com. Additional information regarding the interests of such individuals in the proposed Merger will be included in the definitive proxy statement/prospectus relating to the proposed Merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, the Company’s website at https://www.neuphoriatx.com/ and Scancell’s website at http://scancell.co.uk/.

Forward-Looking Statements

This Form 8-K contains “forward-looking statements”. All statements other than statements of historical fact contained in this report are forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are often identified by the words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These statements include: express or implied statements regarding the structure, timing and completion of the Merger; the listing of Parent’s ADSs on Nasdaq after the closing of the Merger; expectations and timing regarding Parent’s entry into the CVR Agreement; the anticipated timing of the closing of the PIPE Financing, UK Placing and Retail Offer; and other statements that are not statements of historical fact. These forward-looking statements are based on our current expectations, beliefs and assumptions concerning future developments and business conditions and their potential effect on us. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.

Factors that could cause actual results to differ materially from those in the forward-looking statements include failure to obtain applicable stockholder approvals in a timely manner or otherwise; failure to satisfy other closing conditions to the Merger; failure to reach definitive agreements in relation to the Debt Financing; failure to realize anticipated benefits of the Merger; risks relating to unanticipated costs, liabilities or delays of the Merger; failure or delays in research and development programs; unanticipated changes relating to competitive factors in the companies’ industry; risks relating to expectations regarding the capitalization, resources and ownership structure of the combined company post-Merger; the availability of sufficient resources for the combined Company’s operations and to conduct or continue planned clinical development programs; the outcome of any legal proceedings related to the Merger; risks related to the ability to correctly estimate operating expenses and expenses associated with the Merger; risks related to the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations; risks related to the changes in market prices of the shares of the Company’s Common Stock or Parent’s Ordinary Shares relative to the exchange ratio; ability to hire and retain key personnel; the potential impact of announcement or consummation of the proposed Transactions on relationships with third parties; changes in law or regulations affecting the Company or Parent; international, national or local economic, social or political conditions that could adversely affect the companies and the Company’s and Parent’s businesses; conditions in the credit markets; and risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and other judgments.

All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time by the Company with the SEC and those described in Parent’s annual reports, relevant reports and other documents published from time to time by Parent. We wish to caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

No Offer or Solicitation

The offer and sale of the securities to be sold in the PIPE Financing are being made in a transaction not involving a public offering, and the securities have not been registered under the Securities Act, or applicable state securities laws, and will be sold in a private placement pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC under the Securities Act. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Pursuant to the subscription agreements, Parent has agreed to file a registration statement with the SEC registering the resale of the ADSs and Ordinary Shares (or ADSs issued upon the re-designation of the Non-Voting Ordinary Shares) issued in the PIPE Financing.

The offer and sale of securities to be sold in the UK Placing and the Retail Offer will only be made outside the U.S. to non-U.S. persons pursuant to Regulation S under the Securities Act.

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction, in each case in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act and applicable European or UK, as appropriate, regulations.

Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the PIPE Financing will not be made, directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
2.1*	Agreement and Plan of Merger, dated as of July 23, 2026, by and among Scancell Holdings plc, Scancell Merger Sub, Inc. and Neuphoria Therapeutics Inc.
10.1	Form of Company Voting and Support Agreement.
10.2	Form of Parent Voting and Support Deed.
10.3	Form of Lock-Up Agreement.
10.4	Form of Contingent Value Rights Agreement.
10.5	Form of Subscription Agreement, by and among Scancell Holdings plc, Scancell Merger Sub, Inc., Neuphoria Therapeutics Inc. and institutional investors.
10.6	Form of Subscription Agreement, by and among Scancell Holdings plc, Scancell Merger Sub, Inc., Neuphoria Therapeutics Inc. and individual investors.
10.7	Letter Agreement, dated as of July 20, 2026, between Neuphoria Therapeutics Inc. and Armistice Capital Master Fund Ltd.
99.1	Press Release, dated as of July 23, 2026
99.2	Investor Presentation of Scancell Holdings plc, dated July 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document).

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEUPHORIA THERAPEUTICS INC.

	By:	/s/ Spyridon Papapetropoulos
Spyridon Papapetropoulos
Chief Executive Officer

Date: July 24, 2026